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                                                                    EXHIBIT 99.1

[K&F INDUSTRIES LOGO]



                                                    Contact: Kenneth M. Schwartz
                                                          K & F Industries, Inc.
                                                                  (212) 297-0900

                 K & F INDUSTRIES, INC. REPORTS RESULTS FOR THE
              SECOND QUARTER AND THE SIX MONTHS ENDED JUNE 30, 2003

NEW YORK - JULY 31, 2003 - K & F Industries, Inc. today reported its results for the second quarter and six months ended June 30, 2003. Although the economy-driven weakness in the commercial airline sector continued, the company's second quarter performance was bolstered by improved sales in the military and regional jet sectors.

Results for the second quarter 2003 versus 2002:

            -     Operating income was $17 million versus $21 million.
            - EBITDA was $20 million, down $4 million from $24 million, due principally to increased program investments.
            -     Sales totaled $78 million compared to $81 million last year
            -     Military sales grew $3 million or 17% to $23 million.
            -     Commercial revenues were $42 million versus $47 million.
            - General aviation sales declined slightly to $13 million from $14 million.
            -     Bookings were $73 million, compared to $82 million.
            -     Cash on hand at June 30, 2003 was $28 million.

Results for the first half of 2003 versus 2002:

            - Operating income totaled $38 million down $2 million from $40 million.
            -     EBITDA declined 4.5% to $44 million from $46 million.
            - Sales totaled $160 million, level with last year's $159 million
            -     Military sales rose $7.5 million to $46 million.
            - Commercial revenues were also level with last year at $89 million in 2003 versus $89.5 million in 2002.

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            -     General aviation sales declined $6 million to $25 million.
            -     Bookings were $148 million, down from $158 million.

EBITDA includes a charge for shipments of original equipment to airplane manufacturers (program investments, which are sold at a discount to cost and expensed when shipped) of $13.3 million and $10.7 million for the first six months of 2003 and 2002, respectively.

               SEGMENT RESULTS FOR THE PERIODS ENDED JUNE 30, 2003

            - Revenues for Aircraft Braking Systems Corporation were $64 million and $135 million, for the second quarter and first half respectively, compared to $69 million and $137 million last year.
            - Revenues for Engineered Fabrics Corporation rose 26% to $14 million for the second quarter and rose 17% to $25 million for the first half.

                        FOCUS ON REGIONAL JETS CONTINUES

K & F supplies wheels, brakes and brake control systems to Bombardier's CRJ 100/200, 700 and 900 aircraft and Embraer's ERJ 170 and 190 aircraft. Sales of K & F products on Bombardier aircraft in the first half of 2003 grew by 32% or $3 million versus the same period in 2002. "This was driven by a 27% increase in our in-service fleet of CRJ aircraft, from 675 to over 850, during the last 12 months," stated Kenneth M. Schwartz, president and chief operating officer. "Our focus in commercial transportation has been on the regional jet sector, which has clearly proven to be the growth area within commercial air transportation. For example, during the second quarter, Jet Blue Airways ordered 100 ERJ-190 aircraft from Embraer, becoming the launch customer for this aircraft. As these and other regional jets are placed in service, K & F expects to enjoy replacement part revenues beginning about twelve months from the in-service date and in each of the subsequent twenty five years."



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                                  2003 OUTLOOK

The Company has revised its guidance for 2003 as follows:

            -     Revenues are expected to be approximately $342 million.
            -     Net income is expected to be approximately $30 million.
            -     EBITDA is expected to be approximately $97 million.
            - Program investments which are charged to EBITDA should total approximately $29 million.
            - Cash on hand at December 31, 2003 is expected to total $45 million to $50 million.

K & F Industries Inc., through its Aircraft Braking Systems Corporation subsidiary, is a worldwide leader in the manufacture of wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft. K & F's other subsidiary, Engineered Fabrics Corporation, is a major producer of aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military use.

                                      # # #



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FORWARD LOOKING STATEMENTS

Some statements and information contained herein are not historical facts, but are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with the SEC or press releases. These forward-looking statements may be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "should" or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties. We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control. Some of these factors and conditions include: (i) government or regulatory changes, (ii) dependence on our subsidiary, Aircraft Braking Systems Corporation, for operating income, (iii) competition in the market for our products, and (iv) our substantial indebtedness. This press release should be read in conjunction with our periodic reports filed with the SEC. We undertake no obligation to revise these statements following the date of this press release.



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                             K & F INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                       Three Months                            Six Months
                                                          Ended                                  Ended
                                                         June 30,                               June 30,
                                                2003                  2002               2003               2002
                                                ----                  ----               ----               ----
Sales                                        $ 77,946              $ 80,662            $160,021           $158,769
Costs and Expenses                             61,421                60,103             122,349            118,926
                                               ------                ------             -------            -------
Operating Income                               16,525                20,559              37,672             39,843
Interest Expense, net                          10,709                 7,418              21,707             12,845
                                               ------                 -----              ------             ------
Income Before Income Taxes                      5,816                13,141              15,965             26,998
Income Tax Provision                            1,883                 5,520               4,616             11,340
                                                -----                 -----               -----             ------
Net Income                                    $ 3,933               $ 7,621            $ 11,349           $ 15,658
                                              =======               =======            ========           ========






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                             K & F INDUSTRIES, INC.
                             SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

                                                   Three Months                        Six Months
                                                      Ended                              Ended
                                                     June 30,                           June 30,
                                              2003             2002             2003               2002
                                              ----             ----             ----               ----
Capital Expenditures                       $    751         $    424         $   1,037          $   1,118
Bookings                                   $ 72,608         $ 82,472         $ 148,058          $ 158,466
Backlog                                                                      $ 130,525          $ 149,897
Cash and Cash Equivalents                                                    $  28,248          $   5,351
Total Debt                                                                   $ 435,000          $ 265,875
Shareholders' Deficiency                                                     $ 215,564          $  42,492






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                             K & F INDUSTRIES, INC.
            RECONCILIATION OF NET INCOME TO NON-GAAP EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
                                 (IN THOUSANDS)

                                                    Three Months                        Six Months
                                                       Ended                              Ended
                                                      June 30,                           June 30,
                                               2003             2002               2003             2002
                                               ----             ----               ----             ----
Net Income                                  $  3,933          $ 7,621           $ 11,349         $ 15,658

Plus:
   Income Tax Provision                        1,883            5,520              4,616           11,340
   Interest Expense, net                      10,709            7,418             21,707           12,845
                                              ------            -----             ------           ------
Operating Income                              16,525           20,559             37,672           39,843
Plus:
   Depreciation                                1,969            2,007              3,939            4,000
   Amortization                                1,059            1,003              2,099            1,926
                                               -----            -----              -----            -----
EBITDA                                      $ 19,553          $23,569           $ 43,710         $ 45,769
                                            ========          =======           ========         ========



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